FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of February 29, 2000 (the "Amendment"), is by and among OCEAN ENERGY, INC. (the "Company"), a corporation duly organized and validly existing under the laws of the State of Texas, each of the banks which is or which may from time to time become a signatory hereto (individually, a "Bank" and, collectively, the "Banks"), BANK OF AMERICA, N.A., successor to Bank of America National Trust and Savings Association, as Syndication Agent, BANK ONE, TEXAS, N.A., as Documentation Agent, SOCIETE GENERALE, SOUTHWEST AGENCY and BANK OF MONTREAL, as Managing Agents, THE CHASE MANHATTAN BANK, as Auction Administrative Agent, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Agent,

                               W I T N E S S E T H

     WHEREAS the Company, the Banks and the Agents are parties to a certain Revolving Credit Agreement, dated as of March 30, 1999 (the "Credit Agreement"); and

     WHEREAS the Company and the Banks desire to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.   AMENDMENTS TO CREDIT AGREEMENT.

(a) The definition of "Indebtedness" appearing in Section 1.1 of the Credit Agreement is amended hereby by replacing the phrase "as to any Person" with "as to any Person, without duplication".

(b)  The last  paragraph of the  definition  of "Interest  Period"  appearing in
     Section 1.1 of the Credit Agreement is amended hereby in its entirety to the following:

     " Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (ii) no Interest Period applicable to any Eurodollar Loan or any Competitive Loan shall extend beyond the end of the scheduled Revolving Credit Availability Period, and (iii) no Interest Period for any Eurodollar Loans shall have a duration of less than one month and, if the Interest Period therefor would otherwise be a shorter period, such Loans shall not be available hereunder."

(c) The definition of "Organizational Documents" appearing in Section 1.1 of the Credit Agreement is amended hereby by deleting the phrase "as of the date of the Loan Document referring to such Organizational Document".

(d) Section 1.1 of the Credit Agreement is amended hereby by inserting the following definition of "Register" in appropriate alphabetical order:

     " "Register" shall have the meaning set forth in Section 13.5(d)."

(e) The definition of "Subordinated Indebtedness" appearing in Section 1.1 of the Credit Agreement is amended hereby in its entirety to the following:

" "Subordinated Indebtedness" shall mean all unsecured Indebtedness of the Company which is subordinated in right of payment to the payment in full of all Obligations."

(f) The definition of "Tangible Net Worth" appearing in Section 1.1 of the Credit Agreement is amended hereby by replacing the phrase "less any Redemption Obligations" with "and any Redemption Obligations".

(g) The definitions of "APC", "ENSTAR Alaska", and "Senior Leverage Ratio" appearing in Section 1.1 of the Credit Agreement are deleted in their entirety.

(h) Subsection 3.2(a) of the Credit Agreement is amended hereby by deleting the second sentence thereto in its entirety.

(i) The first sentence of Section 5.3 of the Credit Agreement is amended hereby by replacing the phrase "for which payable" with "for which such interest is payable".

(j) Section 6.2 of the Credit Agreement is amended hereby by replacing the phrase "to make Eurodollar Loans" with "to make Eurodollar Loans with the applicable Interest Period".

(k) Section 6.3 of the Credit Agreement is amended hereby by replacing the phrase "(in which case the provisions of Section 6.4 hereof shall be applicable)" with "(in which case the provisions of Sections 6.4 and 6.8 hereof shall be applicable)".

(l) Subsection 6.8(c) of the Credit Agreement is amended hereby by deleting the phrase "if Administrative Agent and each of the other Banks shall consent,".

(m) Section 8.1 of the Credit Agreement is amended hereby in its entirety to the following:

    "8.1 Corporate Existence. The Company, the Guarantor and each Subsidiary of the Company are duly organized, legally existing and in good standing under the laws of the respective jurisdictions in which they are formed, and are duly qualified in all jurisdictions wherein the property owned or the business transacted by them makes such qualification necessary and the failure to so qualify could reasonably be expected to result in a Material Adverse Effect."

(n) Section 8.6(a) of the Credit Agreement is amended hereby by replacing each use of the phrase "present fairly" with "present fairly, in all material respects".

(o) Section 8.18 of the Credit Agreement is amended hereby by deleting the last four sentences thereof in their entirety.

(p) Section 8.22 of the Credit Agreement is amended hereby by replacing the phrase "will be completed by September 30, 1999" with "has been completed in all material respects".

(q)  Subsection  9.1(a) of the Credit  Agreement is amended  hereby by replacing
     the  phrase  "fairly  present"  with  "fairly  present,   in  all  material
     respects".

(r) Subsection 9.2(a)(ii) of the Credit Agreement is amended hereby in its entirety to the following:

     " (ii) [Intentionally omitted]."

(s) Section 9.7 of the Credit Agreement is amended hereby by replacing the phrase "or charges levied by any governmental or revenue authority in respect of any of the Loan Documents or any other document referred to therein, all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any lien" with "or charges levied by any Governmental Authority in respect of any of the Loan Documents or any other document referred to therein, all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien".

(t) Subsection 9.10(vi) of the Credit Agreement is amended hereby in its entirety to the following:

    "(vi) any material change in the accuracy of the representations and warranties of the Company or any Subsidiary contained in this Agreement or any other Loan Document; or".

(u) Subsection 9.10(viii) of the Credit Agreement is amended hereby in its entirety to the following:

    "(viii) any tariff and rate cases and other material reports filed by the Company or any of its Subsidiaries with any Governmental Authority and any notice to the Company or any of its Subsidiaries from any Governmental Authority concerning noncompliance with any applicable material Legal Requirement; or ".

(v)  Subsection  10.1(i)(d)(ii)  of the Credit  Agreement  is amended  hereby by
     deleting  the  phrase  "not  exceeding,   in  the  aggregate  at  any  time
     outstanding, $50,000,000".

(w) Subsection 10.1(i)(h) of the Credit Agreement is amended hereby in its entirety to the following:

    "(h) obligations of any Restricted Subsidiary under oil or gas purchase contracts for oil or gas not taken, as to which such Restricted Subsidiary is liable to pay if not made up;".

(x) Subsection 10.2(a) of the Credit Agreement is amended hereby in its entirety to the following:

"(a) Liens securing (i) the Loans or other obligations under the Loan Documents, and (ii) the obligations under any debt facility permitted pursuant to
     Section 10.1(iii) of this Agreement which by its terms requires that such debt facility be secured on a ratable basis with other Senior Debt upon the incurrence of Liens generally, provided that such Liens (A) are for the equal and ratable benefit of the Agents and the Banks under each of this Agreement and such debt facilities and (B) cover the same collateral,".

(y) Subsection 10.2(g) of the Credit Agreement is amended hereby by replacing "$25,000,000" with "$50,000,000".

(z) Subsection 10.2(k) of the Credit Agreement is amended hereby in its entirety to the following:

     "(k) [Intentionally omitted];".

     (aa) Section 10.2(n) of the Credit Agreement is amended hereby in its entirety to the following:

    "(n) any Lien existing on any real or personal property of any Person at the time it becomes a Restricted Subsidiary, or existing prior to the time of acquisition upon any real or personal property acquired by the Company or any of its Restricted Subsidiaries."

     (bb) Sections 10.7 and 10.8 of the Credit Agreement are amended hereby in their entirety to the following:

         "10.7  Total  Leverage  Ratio.  The  Company  will not permit its Total
          Leverage Ratio to be at any time more than 3.75 to 1.00.

          10.8 [Intentionally omitted]."

     (cc) Sections 12.1 and 12.6 of the Credit Agreement are amended hereby by replacing each reference to "affiliates" with "Affiliates".

     (dd) The first sentence of Section 12.6 of the Credit Agreement is amended hereby by replacing each reference to the phrase "the Company" with "the Company and its Subsidiaries".

     (ee) The fourth sentence of Subsection 13.5(a) of the Credit Agreement is amended hereby by replacing the phrase "any provision of this Agreement" with "any provision of this Agreement or any other Loan Document".

     (ff) Subsection 13.5(b)(ii)(B) of the Credit Agreement is amended hereby by replacing the word "consent" with "consents".

     (gg) Subsection 13.5(c)(ii) of the Credit Agreement is amended hereby by replacing each reference to the phrase "the Company" with "the Company and its Subsidiaries".

     (hh) Subsection 13.5(c)(iii) of the Credit Agreement is amended hereby by replacing the phrase "Section 8.6" with "Sections 8.6 and 9.1".

          (ii) The second sentence of Subsection 13.5(d) of the Credit Agreement is amended hereby by replacing the word "person" with "Person".

     (jj) The fourth sentence of Section 13.6 of the Credit Agreement is amended hereby by replacing the phrase "any right or privilege to" with "any right or privilege to contract for, charge".

     (kk) The last sentence of Section 13.6 of the Credit Agreement is amended hereby by inserting "or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever" prior to the period at the end thereof.

     (ll) Section 13.7 of the Credit Agreement is amended hereby by replacing the phrase "Section 13.6" with "Sections 13.6 and 13.14".

     (mm) Subsection 13.14(a) of the Credit Agreement is amended hereby by replacing the phrase "written information about the Company" with "written information about the Company or any of its Subsidiaries".

     (nn) Subsection 13.14(b)(vi)(1) of the Credit Agreement is amended hereby by replacing the phrase "the enforcement of the Obligations to" with "the enforcement of the Obligations by".

     (oo) Exhibit D of the Credit Agreement is hereby replaced in its entirety by Exhibit D to this Amendment.

3.   REPRESENTATIONS AND WARRANTIES.

     In order to induce the Banks and the Agents to enter into this Amendment, the Company hereby reaffirms, as of the date hereof, its representations and warranties contained in Section 8 of the Credit Agreement (except to the extent any such representation and warranty relates solely to an earlier date) and additionally represents and warrants as follows:

     3.1 Organization. The Company, the Guarantor and each Subsidiary of the Company are duly organized, legally existing and in good standing under the laws of the respective jurisdictions in which they are organized, and are duly qualified in all jurisdictions wherein the property owned or the business transacted by them makes such qualification necessary and the failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

     3.2 Corporate Power and Authorization. The Company is duly authorized and empowered to execute, deliver, and perform this Amendment; and all corporate action on the Company's part for the due execution, delivery, and performance of this Amendment has been duly and effectively taken.

     3.3 No Legal Bar or Resultant Lien. The Company's creation, issuance, execution, delivery and performance of this Amendment do not and will not violate any provisions of the Organizational Documents of the Company or any Legal Requirement to which the Company, the Guarantor or any Subsidiary of the Company is subject or by which its property may be presently bound or encumbered, or result in the creation or imposition of any Lien upon any properties of the Company, the Guarantor or any Subsidiary of the Company, other than those permitted by this Agreement.

     3.4 Binding Obligations. This Amendment and the Credit Agreement and the other Loan Documents constitute legal, valid and binding obligations of the Company and its Subsidiaries and the Guarantor, to the extent each is a party thereto, enforceable against the Company and its Subsidiaries and the Guarantor, to the extent each is a party thereto, in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, moratorium or other similar laws or judicial decisions affecting creditors' rights generally and general principles of equity whether considered at law or in equity.

4. EFFECT OF AMENDMENT.

     This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

5. GOVERNING LAW, SEVERABILITY, ETC.

     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6. MISCELLANEOUS.

6.1 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.3 Effectiveness. This Amendment shall become effective when (i) counterparts hereof executed on behalf of the Company and the Majority Banks (or notice thereof satisfactory to the Agent) shall have been received by the Agent, and
(ii) notice thereof shall have been given by the Agent to the Company and each Bank.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                      OCEAN ENERGY, INC., a Texas corporation


                   By:
                 Name: Stephen A. Thorington
                Title: Senior Vice President, Finance, Treasury and Corporate
                       Development

                 CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as a Bank and as
                       Administrative Agent


              By:
            Name:
           Title:

                  THE CHASE MANHATTAN BANK, as Auction Administrative Agent


              By:
            Name:
           Title:

        BANK OF AMERICA, N.A., successor to Bank of America National Trust and
            Savings  Association, as a Bank and as Syndication Agent


           By:
         Name:
        Title:




      BANK ONE, TEXAS, N.A., as a Bank and as Documentation Agent


          By:
        Name:
       Title:


       SOCIETE GENERALE, SOUTHWEST AGENCY, as a Bank and as a Managing Agent


        By:
       Name:
      Title:

       BANK OF MONTREAL, as a Bank and as a Managing Agent


    By:
  Name:
 Title:

             BANKBOSTON, N.A., as a Bank and as Co-Agent


    By:
  Name:
 Title:

        ABN AMRO BANK N.V., HOUSTON AGENCY, as a Bank and as Co-Agent


    By:
  Name:
 Title:

    By:
  Name:
 Title:

      CREDIT SUISSE FIRST BOSTON, as a Bank and as Co-Agent


      By:
      Name:
      Title:

      By:
      Name:
      Title:

       WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as a Bank


       By:
       Name:
       Title:

       CREDIT LYONNAIS, NEW YORK BRANCH, as a Bank


       By:
       Name:
       Title:

       THE BANK OF NOVA SCOTIA, as a Bank and as Co-Agent


       By:
       Name:
       Title:

       SOUTHWEST BANK OF TEXAS, N.A., as a Bank


       By:
       Name:
       Title:

       THE BANK OF TOKYO-MITSUBISHI, LTD., as a Bank


       By:
       Name:
       Title:

       THE BANK OF NEW YORK, as a Bank and as Co-Agent


       By:
       Name:
       Title:




       MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Bank and as Co-Agent


       By:
       Name:
       Title:





       THE FUJI BANK LIMITED, NEW YORK BRANCH, as a Bank


       By:
       Name:
       Title:

       THE SANWA BANK, LIMITED, as a Bank


       By:
       Name:
       Title:


       BANKERS TRUST COMPANY, as a Bank


       By:
       Name:
       Title:


       U.S. BANK, NATIONAL ASSOCIATION, as a Bank


       By:
       Name:
       Title:


       UNION BANK OF CALIFORNIA, N.A., as a Bank


       By:
       Name:
       Title:

                               Exhibit D - Page 3

                                    Exhibit D

                                     Form of

                             Compliance Certificate

     The undersigned, the ___________________ of OCEAN ENERGY, INC., a Texas corporation (the "Company"), hereby certifies that he is authorized to execute this certificate on behalf of the Company, pursuant to the Revolving Credit Agreement (the "Credit Agreement") dated as of March 30, 1999, by and among the Company, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent for the Banks, BANK ONE, TEXAS, N.A., as Documentation Agent for the Banks, SOCIETE GENERALE, SOUTHWEST AGENCY and BANK OF MONTREAL, as Managing Agents for the Banks, THE CHASE MANHATTAN BANK, as Auction Administrative Agent for the Banks, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Agent for the Banks ("Administrative Agent"), and the Banks therein named, as amended; and that a review of the Company and its Subsidiaries has been made under his supervision with a view to determining whether the Company and its Subsidiaries have fulfilled all of their respective obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement); and on behalf of the Company further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

As of                                  , ______:

     (a) The Company and its Subsidiaries have fulfilled their respective obligations under the Credit Agreement and the other Loan Documents as each applies after giving effect to any amendments, consents and/or waivers that may be in effect from time to time.

     (b) Except for the facts heretofore disclosed to the Administrative Agent under the Credit Agreement in writing, which facts (I) are not materially more adverse to the Company and its Subsidiaries or any other Obligor, (II) do not materially decrease the ability of any Agent or any of the Banks to collect the Obligations as and when due and payable and (III) do not materially increase the liability of the Agents or any of the Banks, in each case compared to those facts existing on the date hereof and the material details of which have been set forth in the Financial Statements delivered to the Administrative Agent under the Credit Agreement prior to the date hereof or in the Disclosure Statements provided for in the Credit Agreement, and except for the representations set forth in the Loan Documents which, by their terms, are expressly (or by means of similar phrasing) made as of the date of the Credit Agreement, only, the representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

     (c) The Financial Statements delivered to the Administrative Agent under the Credit Agreement concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present, in all material respects, the consolidated financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of quarterly Financial Statements, to normal changes resulting from year-end adjustments).

     (d) No Default has occurred and is continuing. In this regard the compliance with the provisions of Sections 10.7 and 10.9 of the Credit Agreement is as follows:

     (i) Section 10.7 of the Credit Agreement - Total Leverage Ratio

         Total Debt            (1)    $__________

         EBITDAX               (2)    $__________

         Total Leverage Ratio (1)/(2)   ________

         Note: Must be no greater than 3.75 to 1.00.

(iii)    Section 10.9 of the Credit Agreement - Minimum Consolidated Net Worth

         Preferred stock (if any), par value of common stock, capital in excess of par value of common stock and retained earnings of Company and its Restricted Subsidiaries
                                              (1)  $__________

          Less treasury stock (if any), goodwill, cost in excess of fair value of net assets acquired and all other assets that are properly classified as intangible assets of Company and its Restricted Subsidiaries (2) $__________

         Plus any expenses associated with the Merger occurring prior to December 31, 1999 and not in excess of $30,000,000 in the aggregate, and the amount of noncash write downs of long-lived assets in compliance with GAAP or SEC guidelines
                             (3)  $__________

         Plus or minus, as appropriate, any extraordinary or non-recurring net gains or losses together with any related provision for taxes on such gain or loss, realized in connection with any extraordinary or nonrecurring gains or losses
                             (4)  $__________

         Plus or minus, as appropriate, foreign currency translation adjustments applicable to Company and its Restricted Subsidiaries
                             (5)  $__________

                  Consolidated Net Worth [(1) - (2) + (3) +/- (4) +/- (5)]
                                 $__________

         Consolidated Net Worth Requirement Initial Amount
                              (i) $770,000,000

         Plus 50% of the sum of Company's and its Restricted Subsidiaries consolidated net income for each fiscal quarter beginning with the calendar quarter ending March 31, 1999
                                       (ii) $__________

         Plus 50% of the net cash proceeds received by the Company and its Restricted Subsidiaries from the issuance of any common stock, preferred stock or other equity for each fiscal quarter beginning with the calendar quarter ending March 31, 1999.
                       (iii) $__________

                  Total CNW Requirement [(i) + (ii) + (iii)]
                             $__________

          Note: Consolidated Net Worth must be equal to or greater than the Total CNW Requirement

     (f) There has occurred no Material Adverse Effect since the date of the most recent Financial Statements delivered to the Banks.

     (g) The following Letters of Credit are issued and currently outstanding:

                  Issuer:
                  Beneficiary:
                  L/C No.:
                  Amount:
                  Date of Issue:
                  Expiration:

DATED as of ____________________, ____.

                           OCEAN ENERGY, INC.


                           By:
                           Name:
                           Title: